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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Beacon Roofing Supply, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 7, 2008

To the shareholders of Beacon Roofing Supply, Inc.:

        The 2008 Annual Meeting of Shareholders of Beacon Roofing Supply, Inc. (the "Company") will be held at our office at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 7, 2008, at 11:30 a.m. local time, for the purpose of considering and voting on the following matters:

  (1)
  Approval of the Company's Amended and Restated 2004 Stock Plan,

  (2)
  A proposal to elect seven members to our Board of Directors to hold office until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified, and

  (3)
  The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

        All holders of record of shares of Beacon Roofing Supply, Inc. stock (NASDAQ: BECN) at the close of business on December 11, 2007 are entitled to receive notice of the meeting and to vote at the meeting.

        Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting. A description of the proposed amendments in item 1 is included in the Proxy Statement and the full text of the Amended and Restated 2004 Stock Plan is attached in Appendix A.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

        The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

                      By Order of the Board of Directors

                      Ross D. Cooper
                      Secretary
                      Herndon, Virginia
                      January 7, 2008

        This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Beacon Roofing Supply, Inc. of proxies from the holders of our common stock, par value $.01 per share, for use at our 2008 annual meeting of shareholders to be held at our office at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 7, 2008, at 11:30 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

        This proxy statement and the enclosed form of proxy are being mailed to shareholders of common stock on or about January 7, 2008. Shareholders should review the information provided in this proxy statement in conjunction with our 2007 Form 10-K which accompanies this proxy statement. In this proxy statement, we refer to Beacon Roofing Supply, Inc. as "we," "our" and the "Company." The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

        Our principal executive offices are located at One Lakeland Park Drive, Peabody, Massachusetts 01960.

ABOUT THE MEETING

What is the Date, Time and Place of the Annual Meeting?

        Beacon Roofing Supply Inc.'s 2008 Annual Shareholders' Meeting will be held on Thursday, February 7, 2008, beginning at 11:30 a.m., local time, at our office at 505 Huntmar Park Drive, Suite 300, Herndon, VA 20170.

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the approval of the Company's Amended and Restated 2004 Stock Plan, 2) the election of directors and 3) any other matters that properly come before the meeting. In addition, management will discuss the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

        Only our shareholders of record at the close of business on December 11, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 44,273,312 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

        A list of shareholders will be available at our headquarters at One Lakeland Park Drive, Peabody, Massachusetts 01960 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of our common stock?

        Holders of common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 44,273,312 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

        As of the record date, our directors and executive officers owned common stock representing 3.6% of the outstanding shares of common stock entitled to be cast at the annual meeting.

What vote is required to approve each item?

        The affirmative vote of a majority of the votes cast at the meeting in person or by proxy, and voting together as a single class, is required to approve the Amended and Restated 2004 Stock Plan and for the approval of any other matter that may be submitted to a vote of our shareholders. For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of common stock shall be elected as directors.

        The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast "for" or "against" the election of directors. On other matters that may be submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote "against." If less than a majority of the combined voting power of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board's recommendations?

        Our board of directors recommends a vote FOR the approval of the Beacon Roofing Supply, Inc. 2004 Stock Plan, as Amended and Restated Effective October 22, 2007, and FOR the election of the respective nominees for director named in this proxy statement.

        Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the approval of the amendments to the 2004 Stock Plan, (b) FOR the election of the respective nominees for director named in this proxy statement and (c) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

        You can vote in any of the following ways.

        To vote by mail:

  •
  Mark, sign and date your proxy card; and

  •
  Return it in the enclosed envelope.

        To vote in person if you are a registered shareholder:

  •
  Attend our annual meeting;

  •
  Bring valid photo identification; and

  •
  Deliver your completed proxy card or ballot in person.

        To vote in person if you hold in "street name:"

  •
  Attend our annual meeting;

  •
  Bring valid photo identification; and

  •
  Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I return my proxy card?

        Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy materials and annual meeting of shareholders?

        The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our directors and executive officers own?

        The following table shows information regarding the beneficial ownership of our common stock for the following:

  (i)
  each shareholder known by us to beneficially own more than 5% of our common stock,

  (ii)
  each of our directors,

  (iii)
  each executive officer named in the Summary Compensation Table in "Executive Compensation," and

  (iv)
  all directors and executive officers as a group.

        All information is as of the record date.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owners(1)
	Shares	Percent
Shareholders owning more than 5% of our common stock:
Lord Abbett & Co. LLC(2) 90 Hudson Street – 11th Floor Jersey City, NJ 07302	3,502,351	7.7%
Capital Research & Management Co.(3) 333 South Hope Street – 55th Floor Los Angeles, CA 90071	3,110,400	6.9%
T. Rowe Price Associates, Inc.(4) 100 East Pratt Street Baltimore, MD 21202	2,816,600	6.2%
Fidelity Management & Research Co.(5) 80 Devonshire Street Boston, MA 02109	2,593,550	5.7%
Wasatch Advisors, Inc.(6) 150 Social Hall Avenue – Suite 400 Salt Lake City, UT 84111	2,571,254	5.7%
Farallon Capital Management LLC(7) One Maritime Plaza – Suite 2100 San Francisco, CA 94111	2,515,000	5.6%
Downtown Associates LLC(8) 674 Unionville Road, Suite 105 Kennett Square, PA 19348	2,312,800	5.1%

Directors, and executive officers:
Robert R. Buck(9)	694,517	1.5%
Andrew R. Logie(10)	899,183	2.0%
David R. Grace(11)	484,792	1.1%
C. Eric Swank(12)	26,667	*
Ross D. Cooper(12)	11,668	*
H. Arthur Bellows, Jr.(13)	55,750	*
James J. Gaffney(14)	95,769	*
Peter M. Gotsch(15)	81,250	*
Wilson B. Sexton(16)	115,000	*
Stuart A. Randle(17)	35,000	*
All directors and executive officers as a group (11 persons)	2,555,596	5.7%

*
Less than 1%

(1)
Information concerning beneficial ownership of shares is as of December 11, 2007, the record date. Includes the number of shares that such person has the right to acquire beneficial ownership as of that date and which such person has the right to acquire beneficial ownership of within 60 days thereafter.

(2)
Based on the share information for Lord Abbett & Co. LLC as of September 30, 2007, reported on Schedule 13F filed by Lord Abbett & Co. LLC on November 9, 2007.

(3)
Based on the share information for Capital Research & Management & Co. as of September 30, 2007, reported on Schedule 13F filed by Capital Research & Management Co. on November 14, 2007.

(4)
Based on the share information for T. Rowe Price funds as of September 30, 2007, reported on Schedule 13F filed by T. Rowe Price Associates, Inc. on November 29, 2007.

(5)
Based on the share information for Fidelity Management & Research Co. as of September 30, 2007, reported on Schedule 13F filed by Fidelity Management & Research Co. on November 14, 2007.

(6)
Based on the share information for Wasatch Advisors, Inc. as of September 30, 2007, reported on Schedule 13F filed by Wasatch Advisors, Inc. on November 14, 2007.

(7)
Based on the share information for Farallon Capital Management LLC as of September 30, 2007, reported on Schedule 13F filed by Farallon Capital Management LLC on November 14, 2007.

(8)
Based on Schedule 13G filed by Downtown Associates LLC on November 30, 2007.

(9)
Includes 500,700 shares issuable upon the exercise of options.

(10)
Includes 287,148 shares held by the Logie Beacon Limited Partnership over which Mr. Logie shares voting and investment control. Mr. Logie disclaims beneficial ownership of shares held by the Logie Beacon Limited Partnership in which he does not have a pecuniary interest.

(11)
Includes 242,371 shares issuable upon the exercise of options and 3,838 shares over which Mr. Grace shares investment control but of which he disclaims beneficial ownership.

(12)
Represents shares issuable upon the exercise of options.

(13)
Includes 52,500 shares issuable upon the exercise of options.

(14)
Includes 52,500 shares issuable upon the exercise of options. Also includes 4,269 shares over which Mr. Gaffney shares investment and voting control, but of which Mr. Gaffney disclaims beneficial ownership.

(15)
Includes 11,250 shares issuable upon the exercise of options.

(16)
Includes 52,500 shares issuable upon the exercise of options. Those options and an additional 40,000 shares are held by the Wilson Sexton Revocable Trust, over which Mr. Sexton has sole investment and voting control.

(17)
Includes 30,000 shares issuable upon the exercise of options.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of September 30, 2007 with respect to each equity plan or arrangement pursuant to which warrants or options to purchase our commons shares have been granted.

Equity Compensation Plan Information(1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,888,929	$18.39	1,328,922
Equity compensation plans not approved by security holders	1,156,191	$1.96	0

Total	3,045,120	$12.15	1,328,922

(1)
See Notes 2 and 11 to the Consolidated Financial Statements in the enclosed Form 10-K for additional information regarding our stock-based compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the Securities and Exchange Commission (SEC). Officers, directors and shareholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

        Based solely on our review of the copies of these forms received or representations from certain reporting persons that no Form 5 was required, we believe that all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2007.

SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

Item 1.

APPROVAL OF AMENDED AND RESTATED
BEACON ROOFING SUPPLY, INC. 2004 STOCK PLAN

        On October 22, 2007, our board of directors approved an amendment and restatement of the Beacon Roofing Supply, Inc. 2004 Stock Plan (the "Plan), subject to the approval of our shareholders. The Plan, which was initially approved by our shareholders and became effective on August 17, 2004, provides for grants of stock options and stock awards to key employees and directors.

        The Plan has been amended and restated, effective as of October 22, 2007, to (i) increase the number of shares available for issuance under the Plan, (ii) increase the number of shares that can be issued under the Plan pursuant to particular types of awards, (iii) provide that the exercise price of options granted under the Plan will be the fair market value of the stock on the date of grant, (iv) extend the term of the Plan to October 22, 2017 and (v) make certain other changes. See "Description of Material Changes from Existing Plan" below for a detailed description of the amendments.

        If shareholder approval is not obtained, the terms of the Plan in effect immediately prior to October 22, 2007 will continue to apply. In such case, any awards made under the terms of the Plan after October 22, 2007 will be subject to the prior terms, and any such awards not permitted under the prior terms will be cancelled.

        The Plan is intended to recognize the contributions made by our key employees, provide them with additional incentives to devote themselves to our future success, and improve our ability to attract and retain employees. We also want to provide additional incentives to members of the board of directors to serve on the board and dedicate themselves to our future success.

Description of the Plan as Amended and Restated

        Plan Administration.    The Plan is administered by our board, which has authority to delegate administration to the compensation committee of the board (the "Committee") so long as the Committee is comprised of two or more directors who satisfy the "non-employee director" definition under Rule 16b-3 of the Securities Exchange Act of 1934 and the "outside director" definition under section 162(m) of the Internal Revenue Code. The board or Committee, as applicable, has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards. The board or the Committee, as applicable, may delegate to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 or who are not "covered employees" as defined in Section 162(m) of the Code. The board has delegated its authority under the Plan (other than its authority to amend or terminate the Plan) to the Committee.

        Number of Shares of Common Stock.    The number of shares of our common stock that may be issued under the Plan has been increased from 3,300,000 to 5,050,000 shares. This new total amount includes 654,854 shares not subject to awards and remaining available for future grants under the Plan as of October 22, 2007, and 1,750,000 new shares added to share authorization and available for grants on and after October 22, 2007, if approved by shareholders. Of these shares: (i) the maximum number issuable as stock options to any employee in any calendar year is 500,000 (or 1,000,000 in the calendar year in which the employee's employment starts); (ii) the Committee has determined that the maximum number issuable as stock awards intended to qualify as performance-based compensation under Code Section 162(m) granted to any employee in any calendar year is 500,000 (or 1,000,000 in the calendar year in which the employee's employment starts); (iii) the maximum number issuable as incentive stock options is 5,050,000 and (iv) the maximum number issuable as stock awards is 5,050,000.

        Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If any award expires, terminates or is forfeited or cancelled for any reason, the shares subject to the award will again be available for issuance. In addition, any shares subject to an award that are delivered to or withheld by us as payment for an award or for withholding taxes due in connection with an award will again be available for issuance, and only the net number of shares delivered to the participant will count toward the number of shares issued under the Plan. The number of shares issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split or dividend, merger, consolidation, split-up, spin-off, combination, subdivision or any similar corporate transaction. In each case, the board will make adjustments it deems necessary to preserve the intended benefits under the Plan. No award under the Plan may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the Committee with respect to a nonqualified stock option.

        Term of Plan.    The board can grant awards under the Plan for 10 years following the date of the board's most recent approval, or until October 22, 2017. Awards outstanding on that date will continue to be subject to the terms of the Plan.

        Awards to Employees.    The Plan provides for discretionary awards of stock options and restricted stock to selected employees and directors. As of October 22, 2007 all directors and approximately 638 employees were eligible to participate in the Plan. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee.

        Stock Options.    The Committee may grant non-qualified or incentive stock options to selected employees and non-qualified stock options to non-employee directors. The Committee may set the terms and conditions applicable to the options, including the type of option and the number of shares subject to the option, provided that (i) the exercise price of each option will be the closing sales price of the common stock on the date of grant ("fair market value"); and (ii) unless otherwise provided in the stock option agreement, each option will expire 10 years from the date of the grant.

        In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) cannot exceed $100,000 and if this limitation is exceeded, the portion of the incentive stock option that does not exceed this dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price will be 110% of the closing price of our stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted 10 years from the date the Plan as amended and restated was adopted.

        Restricted Stock Awards.    The Committee may grant restricted stock awards to directors and employees, either for no consideration or for such appropriate consideration, as the Committee determines. The Committee has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Subject to the restrictions, the recipient of an award will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares.

        The Committee in its discretion may provide that any restricted stock award granted under the Plan will be subject to the attainment of performance goals that qualify the award as "performance-based compensation" under Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to, return on equity, earnings or earnings per share, the price of the common stock, return on assets, return on investment, cash flow, net income, expense management or revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants.

        Payment of Stock Options and Withholding Taxes.    The Committee may permit a participant to pay the exercise price of a stock option by one or more of the following methods: cash; cash received from a broker dealer to whom the employee has submitted an exercise notice and irrevocable instructions to deliver to us the sales proceeds from the sale of the shares subject to the award to pay the exercise price; delivery of previously acquired shares of stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price; or certification of ownership by attestation of these previously acquired shares. The Committee may permit an employee to pay the minimum amount of any required withholding tax by using one or more of the payment methods described above, and/or by directing us to withhold shares otherwise issuable in connection with the award.

        Provisions Relating to a Change in Control.    If there is a change in control (as defined in the Plan), all outstanding awards will become fully exercisable, all restrictions applicable to any awards will terminate or lapse, and performance goals applicable to any award will be deemed satisfied at the highest level. In addition, the committee has sole discretion to provide for the purchase of outstanding stock options for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option, make adjustments to any outstanding awards as the committee deems appropriate to reflect the change in control, and cause any awards to be assumed by the acquiring or surviving corporation.

        Amendment of Award Agreements; Amendment and Termination of Plan.    The Committee may amend any award agreement at any time, provided that no such amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

        The board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

        Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options.

Description of Material Changes from Existing Plan

        The Plan as amended and restated contains the following material changes from the Plan as in effect prior to the amendment and restatement:

        Number of Shares Subject to Award.    The number of shares issuable under the Plan as amended and restated has been increased from 3,300,000 to 5,050,000 shares. See "Number of Shares of Common Stock" above for a more detailed description of the shares issuable under the Plan as amended and restated. In addition, the following limitations have been revised:

        Awards Other than Stock Options:    The maximum number of shares issuable as stock awards has been increased from 3,300,000 to 5,050,000 shares.

        Incentive Stock Options:    The maximum number of shares issuable as incentive stock options has been increased from 3,300,000 to 5,050,000 shares.

        Stock Option Exercise Price.    Prior to its amendment and restatement, the Plan did not expressly require the exercise price of a stock option to be the fair market value of the common stock on the date the option is granted, although in practice all options have been granted with an exercise price equal to such fair market value. The Plan as amended and restated expressly provides for this (except in the case of certain incentive stock options which must be granted at 110% of fair market value).

        Term.    The term of the Plan has been extended from August 17, 2014 to October 22, 2017 (i.e., the end of the 10-year period following the date the board approved the Plan as amended and restated).

Awards Granted Under the Plan.

        No awards have been made under the Plan subsequent to the board's approval of the Plan on October 22, 2007 and the grants approved on that day, and it is not possible at this time to determine awards that will be made in the future. As of October 22, 2007, stock options totaling 2,778,405 shares with exercise prices ranging from $8.04 to $27.17 have been granted under the Plan since it was initially approved by shareholders in 2004. These awards are as follows:

  •
  Robert R. Buck: 107,500 options
      Chairman and Chief Executive Officer

  •
  David R. Grace: 100,000 options
      Senior Vice President and Chief Financial Officer

  •
  C. Eric Swank: 60,500 options
      Senior Vice President

  •
  Ross D. Cooper: 45,000 options
      Senior Vice President, General Counsel and Secretary

  •
  All current executive officers as a group: 358,000 options

  •
  All current directors who are not executive officers as a group: 266,250 options

  •
  Each nominee for election as a director:

    Andrew R. Logie: 11,250 options

    Robert R. Buck: 107,500 options (same options as above)

    H. Arthur Bellows, Jr.: 63,750 options

    James J. Gaffney: 63,750 options

    Peter M. Gotsch: 22,500 options

    Stuart A. Randle: 41,250 options

    Wilson B. Sexton: 63,750 options

  •
  Each associate of any such directors, executive officers or nominees: 0

  •
  Each other person who received or is to receive 5% of such options: 0

  •
  All employees, including all current officers who are not executive officers, as a group: 2,512,155 options

Summary of Federal Income Tax Implications of Participation in the Plan

        The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

        Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

        Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to us for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

        In order to qualify as an incentive stock option, the option must be exercised within three months after the participant's termination of employment for any reason other than death or disability and within one year after termination of the participant's employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

        Stock Awards.    If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

        The Board of Directors unanimously recommends that you vote FOR the approval of the Beacon Roofing Supply, Inc. 2004 Stock Plan, as Amended and Restated Effective October 22, 2007.

Item 2.

ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation and Bylaws provide that our board of directors shall consist of not less than three members to serve one-year terms of office. The authorized number of directors is currently set at seven members. Upon election at the annual meeting, our directors will serve terms expiring at the 2009 annual meeting of shareholders or until their successors have been duly elected and qualified. The following individuals are our nominees:

Robert R. Buck H. Arthur Bellows, Jr. James J. Gaffney Peter M. Gotsch Andrew R. Logie Stuart A. Randle Wilson B. Sexton

        Each nominee has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the board of directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the directors, director nominee and executive officers of the Company?

        Our board of directors currently consists of seven directors. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal. There are no family relationships between any of our directors or executive officers. Our executive officers are elected by and serve at the discretion of the board of directors. The board has determined that each of the following directors is an "independent director" as such term is defined in Nasdaq Marketplace Rule 4200(a)(15): H. Arthur Bellows, Jr., James J. Gaffney, Peter M. Gotsch, Stuart A. Randle and Wilson B. Sexton. Independent members of our board of directors shall meet in executive session at least two times a year.

Name	Age	Position
Robert R. Buck	60	Chairman of the Board and Chief Executive Officer, Director
Paul M. Isabella	52	President and Chief Operating Officer
David R. Grace	48	Senior Vice President, Chief Financial Officer
C. Eric Swank	39	Senior Vice President
Ross D. Cooper	42	Senior Vice President, General Counsel and Secretary
H. Arthur Bellows, Jr.	69	Director
James J. Gaffney	67	Director
Peter M. Gotsch	43	Director
Andrew R. Logie	63	Director
Stuart A. Randle	48	Director
Wilson B. Sexton	71	Director

        Robert R. Buck, Chairman and Chief Executive Officer. Mr. Buck joined us as President and Chief Executive Officer in October 2003 and was appointed as Chairman of the Board in March 2007. Prior to joining us, he served as President—Uniform Rental Division of Cintas Corporation from 1997 to 2003. From 1991 through 1997, he served as Senior Vice President—Midwest Region of Cintas. From 1982 through 1991, he served as Senior Vice President—Finance and Chief Financial Officer of Cintas. Mr. Buck presently serves as a director of Kendle International, Inc. and Multi-Color Corporation, both of which are Nasdaq-traded companies, and privately-held LVI Services, Inc. Mr. Buck has a B.A. degree from the University of Cincinnati.

        Paul M. Isabella, President and Chief Operating Officer. Mr. Isabella joined us in November 2007. Prior to joining us, he served as Executive Vice President of Cooper Industries from 2005 to 2007 and Senior Vice President of Stanley Works from 1999 to 2005. He began his career with General Electric Company in 1977 and worked in various GE businesses for 22 years. Mr. Isabella has a B.S. degree from State University at Cortland.

        David R. Grace, Senior Vice President, Chief Financial Officer. Mr. Grace is responsible for financial management of our Company and each of our regional subsidiaries. Mr. Grace began his career as a CPA in public accounting with Baril and Smith CPA. He joined Beacon Sales Company as an accountant in 1987. He served in positions of increasing responsibility until he was named CFO at the time that we acquired Beacon Sales Company. Mr. Grace has a degree in accounting from Bentley College in Waltham, Massachusetts.

        C. Eric Swank, Senior Vice President. Mr. Swank is responsible for the operations of one of our mid-Atlantic regions and also oversaw our Company-wide sales and marketing until November 2007. Prior to joining us in October 2004, Mr. Swank was Assistant Group Vice President from 2003 to 2004 for Cintas Corporation. He also served as Assistant to the Group Vice President from 1998 to 1999 and Director of Training and Development from 2000 to 2002 for Cintas. Mr. Swank is a graduate of Miami University of Ohio.

        Ross D. Cooper, Senior Vice President, General Counsel and Secretary. Mr. Cooper joined us in July 2006. Prior to joining us, Mr. Cooper was with Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1999. From 1996 to 2006, Mr. Cooper served as outside general counsel to Building Suppliers Corporation, LLC, an organization of roofing and construction materials wholesale distributors. Mr. Cooper received a B.S. in civil engineering from Cornell University and a J.D. from George Washington University Law School.

        H. Arthur Bellows, Jr., Director. Mr. Bellows became a director in January 2005. Mr. Bellows serves on the Board of Directors of Hexcel Corporation and as their Chair of the audit committee and a member of their nominating and corporate governance committee. He has served as Chairman of Braeburn Associates, a merchant banking firm, since 1999, and Chairman of The Finance Network, a private financial services firm, since 1999. He is also a board member of First Communication, Inc., a public company, and serves as its Chairman of the Audit Committee and as a member of its Finance Committee. Mr. Bellows was President, Chief Operating Officer and a director of Audits & Surveys Worldwide, Inc., an international market research firm, from 1995 to March 1999 and continued to serve as a director until March 2002. Mr. Bellows has a B.A. degree from Princeton University and an M.B.A. from the Harvard Business School.

        James J. Gaffney, Director. Mr. Gaffney became a director in July 2004. From 1997 through 2003, Mr. Gaffney served as Vice Chairman of the Board of Viking Pacific Holdings, Ltd. and Chairman of the Board of Vermont Investments, Ltd., a New Zealand-based conglomerate, and provided consulting services to GS Capital Partners II, L.P. (a private investment fund affiliated with Water Street Corporate Recovery Fund I, L.P. and Goldman, Sachs & Co.), and other affiliated investment funds. Mr. Gaffney presently serves on public boards as Chairman of the Board of Directors of Imperial Sugar Company and as a director of Pool Corporation and Armstrong World Industries, Inc. Mr. Gaffney has a bachelors degree from St. John's University and an M.B.A. from New York University.

        Peter M. Gotsch, Director. Mr. Gotsch has served as director since 1997. Mr. Gotsch has been a member of Code Hennessy & Simmons LLC since 1997 and employed by its affiliates since 1989. Mr. Gotsch holds a B.A. degree from St. Olaf College and an M.B.A. from Northwestern University. Mr. Gotsch presently serves as the Chairman of the Board of The Hillman Companies, Inc. and is a member of the board of Houston Wire & Cable Company.

        Andrew R. Logie, Director. Mr. Logie and a group of investors acquired Beacon Sales Company, Inc. in 1984. As its new CEO, he oversaw the growth of the business from three to seven branches with sales increasing six-fold to $70 million in 1997 prior to its acquisition by Beacon Roofing Supply, Inc. From 1997 to October 2003, he was the Company's Chairman and Chief Executive Officer, and also President for most of that period. He served as the Company's Chairman thereafter until March 2007. Mr. Logie has over 40 years of experience in the roofing industry and attended Nichols College in Dudley, Massachusetts.

        Stuart A. Randle, Director. Mr. Randle has served as director since February 2006. Since 2004, Mr. Randle has served as President, CEO and Director of GI Dynamics, a venture backed healthcare company. Previously, he was an Entrepreneur-in-Residence for Advanced Technology Ventures, a healthcare and IT venture capital firm. From 1998 to 2001, he was President, CEO and a director of Act Medical, Inc. Mr. Randle also currently serves as a director of Specialized Health Products International. Mr. Randle holds a BS in mechanical engineering from Cornell University and an MBA from the Kellogg Graduate School of Management, Northwestern University.

        Wilson B. Sexton, Director. Mr. Sexton became a director in October 2004. Mr. Sexton has been the Chairman of the Board and a director of Pool Corporation since 1993. From January 1999 to May 2001, Mr. Sexton also served as Chief Executive Officer of Pool Corporation. Mr. Sexton also serves as a board member of Houston Wire & Cable Company. Mr. Sexton is a Certified Public Accountant and holds a B.B.A. degree from Southern Methodist University.

BOARD OF DIRECTORS' MEETINGS,
COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during fiscal 2007?

        During the fiscal year ended September 30, 2007 ("fiscal 2007"), our Board of Directors held seven meetings. During fiscal 2007, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he or she served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he or she served on these committees. In addition, all of the directors attended last year's annual meeting of shareholders. It is our policy for all directors to attend the annual meeting of shareholders.

What committees has the Board established?

        The Board of Directors has established three committees: (1) the audit committee, (2) the compensation committee and (3) the nominating and corporate governance committee.

  Audit Committee

        The audit committee held four meetings in fiscal 2007. The audit committee selects the independent registered public accounting firm and reviews the independence of such firm, approves the scope of the annual audit activities of the independent registered public accounting firm, approves the audit fee payable to the independent registered public accounting firm and reviews audit results with the independent registered public accounting firm. The audit committee currently is comprised of H. Arthur Bellows, Jr., Peter Gotsch and Wilson B. Sexton, each of whom meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" as defined in Nasdaq Marketplace Rule 4200(a)(15). The board has also determined that Mr. Bellows is an "audit committee financial expert" as such term is defined in Regulation S-K promulgated by the SEC. Each of Messrs. Bellows, Gotsch and Sexton meet Nasdaq's financial knowledge requirements. Ernst & Young LLP currently serves as our independent registered public accounting firm.

        The audit committee operates under a formal charter that governs its duties and conduct. The audit committee charter complies with applicable Nasdaq and SEC rules and regulations. A copy of the charter is available on our web site at www.beaconroofingsupply.com. In addition, the charter is available in print to any shareholder who requests it in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, MA 01960.

        Ernst & Young LLP, our independent registered public accounting firm, reports directly to the audit committee.

        Please refer to the Audit Committee Report, which is set forth in this proxy statement, for a further description of our audit committee's responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended September 30, 2007.

  Compensation Committee

        The compensation committee held three meetings in fiscal 2007. The duties of the compensation committee are to provide a general review of our compensation and benefit plans to ensure that they meet our objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our executive officers and makes recommendations for adopting and changing major compensation policies and practices. The compensation committee reports its recommendations to the full board of directors for approval and authorization. It also makes recommendations to the board with respect to the compensation of the chief executive officer and administers our stock plans. The compensation committee is comprised of three directors who are independent under Nasdaq listing standards and non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act) and who do not have "interlocking" or other relationships with us that would detract from their independence as committee members. At all times, at least two members of the committee shall be outside directors (as defined in Section 162(m) of the Internal Revenue Code). The current members of the compensation committee are James J. Gaffney, Wilson B. Sexton and Stuart A. Randle.

        The compensation committee operates under a formal charter that governs its duties and conduct. The compensation committee complies with applicable Nasdaq rules and regulations. A copy of the charter is available on our web site at www.beaconroofingsupply.com. In addition, the charter is available in print to any shareholder who requests it in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960.

        Please refer to the Compensation Discussion and Analysis and the Compensation Committee Report in this proxy statement for a further description of our compensation committee's responsibilities, as well as its compensation philosophy and a description of considerations underlying each component of compensation paid to Beacon's executive officers for fiscal 2007.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee held two meetings in fiscal 2007. The nominating and corporate governance committee is responsible for identifying and recommending potential candidates qualified to become board members, recommending directors for appointment to board committees, establishing and maintaining compliance with corporate governance guidelines, and reporting to the board of directors on the board's self-evaluation questionnaire. The nominating and corporate governance committee is currently comprised of James J. Gaffney, Stuart A. Randle and Peter M. Gotsch, each of whom is independent under Nasdaq listing standards.

        When identifying, evaluating and considering potential candidates for membership on our board, including those who might be recommended or nominated by shareholders, the nominating and corporate governance committee considers among other factors, relevant business and financial experience, integrity and willingness to devote the necessary time and energy. The nominating and corporate governance committee will consider nominees for our board of directors recommended by shareholders, using the same criteria as for other candidates. Recommendations should be submitted in writing to Ross D. Cooper, our corporate secretary, at our Herndon office. The recommendation should include the name and address of the shareholder making the recommendation and evidence of his or her ownership of our common stock, including the number of shares and period of ownership, the name and address of the director candidate, and his or her resume or listing of qualifications, and the candidate's signed consent to serve as a director if elected and to be named in the Proxy Statement. To be considered, the recommendation must be received by the secretary not less than 90 days and not more than 120 days before the one-year anniversary date of our most recent annual meeting of shareholders. The nominating and corporate governance committee may consider advice and recommendations from others, including search firms as it deems appropriate.

        Further information related to the nominating and corporate governance committee is included in the nominating and corporate governance committee charter, available on our website at www.beaconroofingsupply.com. In addition, corporate governance guidelines adopted by the committee can be found immediately following the charter on our website. In addition, the charter and guidelines are available in print to any shareholder who requests them in writing to our Corporate Controller at Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960.

How may the Board be contacted?

        Shareholders or other interested parties wishing to communicate confidentially with our board of directors can call 866-574-1199 in the United States and leave a message for the Chair of the audit committee, the board of directors or an individual director. In the alternative, shareholders and other interested parties may communicate with the board of directors or an individual director in writing by mailing such communication to Beacon Roofing Supply, Inc., One Lakeland Park Drive, Peabody, Massachusetts 01960, Attn: Corporate Controller. Each communication intended for members of the board of directors and received by the Corporate Controller will be reviewed by the Corporate Controller. Communications related to the operation of the Company which are not sales solicitations or of a similar commercial nature will be forwarded to the specified party or parties.

How are directors compensated?

        Please see "Compensation of Directors" in the Compensation Disclosure and Analysis section of this proxy statement.

AUDIT COMMITTEE MATTERS

Audit Committee's Pre-Approval and Procedures

        The audit committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. As part of its responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the audit committee considers whether such services are consistent with the SEC's rules on auditor independence.

        Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval.

    Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor's responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Form 10-Qs, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

    Audit-Related Services consist of assurance and related services (e.g. due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

    Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

    Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

        Circumstances may arise during the twelve-month period when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor. The chairman of the audit committee, acting pursuant to delegated authority, may pre-approve any non-audit services, up to a limit of $20,000.

Audit and Non-Audit Fees

        The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended September 30, 2007 and September 30, 2006.

Year	Audit	Audit-Related	Tax	All Other	Total
2007	$1,075,000	$290,480	$165,000	$—	$1,530,480
2006	$1,212,500	$—	$132,420	$—	$1,344,920

        Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal controls and the reviews of the interim financial statements included in our Forms 10-Q. For fiscal 2007, the audit fees also include $35,000 for derivative accounting and other consultations. For fiscal 2006, the audit fees also include fees of $115,000 for the audit of the acquired Shelter Distribution's opening balance sheet and fees of $50,000 associated with Ernst & Young LLP's work on our December 2005 stock offering and the related filings with the SEC.

        The audit-related services for fiscal 2007 include $257,980 for the due diligence fees associated with our acquisition of North Coast Commercial Roofing Systems, Inc. in fiscal 2007 and $32,500 for the audit fees for our 401(k) profit-sharing plan. There were no audit-related services for fiscal 2006.

        Tax fees represent professional services related to tax compliance and consulting.

        The audit committee has considered the compatibility of the provision of services covered by the preceding paragraph with the maintenance of the principal accountant's independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

        The audit committee annually reviews the performance of the independent registered public accounting firm and the fees charged for their services.

Report of the Audit Committee

        The role of the audit committee is to assist the board of directors in its oversight of the integrity of the Company's financial reporting process and compliance with legal and regulatory requirements. The audit committee reviews the Company's financial reporting process on behalf of the Company's board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the audit committee has met and held discussions with management and the Company's independent registered public accounting firm. The audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has discussed with the independent registered public accounting firm the auditor's independence from the Company and management, including matters in the written disclosures provided by the independent registered public accounting firm to the audit committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In reliance on the reviews and discussions referred to above, the audit committee approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2007.

AUDIT COMMITTEE:
H. Arthur Bellows, Jr., Chairman
Peter M. Gotsch
Wilson B. Sexton

INFORMATION ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The responsibilities of our Compensation Committee are to review our compensation and benefit plans to ensure that they meet our objectives, review the Chief Executive Officer's performance and his or her recommendations on compensation of our executive officers, and make recommendations for adopting and changing major compensation policies and practices. The Compensation Committee reports its recommendations to the full board of directors for approval and authorization. It also recommends the annual compensation of the Chief Executive Officer to the board of directors and administers our stock plan.

Objectives of Compensation Program

        Our compensation practices are intended to attract and retain highly competent executives in a competitive marketplace. The program provides named executive officers listed in our summary compensation table with compensation that is industry competitive, internally equitable and commensurate with their skills, knowledge, experience and responsibilities.

        The primary objective of our executive compensation program is to firmly align total executive compensation with the attainment of our annual performance goals. These goals are principally based upon our EBITDA (for our Chief Executive Officer) and our income before income taxes (for our other executive officers). EBITDA is calculated as income before income taxes plus interest expense and depreciation and amortization expense, as those items are reflected in our Form 10-K.

        The compensation of our executive officers consists of base salary, cash bonuses, long-term incentive compensation in the form of Company stock options, and certain perquisites such as an auto allowance.

Base Salaries

        As noted above, the Compensation Committee evaluates the performance of our Chief Executive Officer, and recommends the Chief Executive Officer's cash compensation level to the full board of directors in light of that evaluation. The Compensation Committee reviews the base salary of the Chief Executive Officer on an annual basis in light of his performance during the previous year. Any salary increase is then set forth in an amendment to his employment agreement. Mr. Buck's base salary for the fiscal year ended September 30, 2007 ("fiscal 2007") was set at $515,000. The Compensation Committee most recently reviewed Mr. Buck's base salary in October, 2007 and set his salary at $550,000 for the fiscal year ending September 30, 2008 ("fiscal 2008"). The Compensation Committee considered the following factors in evaluating the Chief Executive Officer's performance in setting fiscal 2007 and fiscal 2008 compensation:

  •
  the Company's performance and relative shareholder return;

  •
  the value of Mr. Buck's leadership;

  •
  the compensation plans of chief executive officers of comparable companies; and

  •
  the recommendations of an independent compensation consultant (discussed below).

        Base salaries of named executive officers other than the Chief Executive Officer are also recommended annually by the Compensation Committee to the full board of directors after consultation with, and upon the recommendation of, the Chief Executive Officer. The base salary of each executive officer is recommended by the Chief Executive Officer to the Compensation Committee after evaluating each executive officer's performance over the year in light of (i) the Company's overall financial performance, (ii) the individual's performance during the year and contributions to the Company, and (iii) other relevant factors (for example, market conditions).

        The Compensation Committee considers a number of factors when evaluating the Chief Executive Officer's recommendations regarding base salaries for the other executive officers. The Compensation Committee reviews industry specific compensation surveys that provide detailed information regarding the compensation practices of industry peers, competitors and companies of similar market value. Other information that the Committee deems relevant, such as general business trends, the competitiveness of the markets in which we operate and special circumstances, also may be considered in its evaluation.

        In late 2006, the Compensation Committee retained Lyons, Benenson & Company to review all aspects of executive compensation. For this and other services, Lyons, Benenson & Company received compensation in the amount of $25,000 plus expenses. Lyons, Benenson & Company reviewed data for a peer group of distribution companies of relatively the same size and market capitalization as the Company in developing its recommendations to the Compensation Committee. The peer companies included Blue Linx Holdings, Fastenal Company, Huttig Building Products, Pool Corp. and W.W. Granger. Lyons, Benenson & Company concluded that total compensation, including base salary, cash bonuses and options, for each named executive officer, was competitive, equitable and sound.

        Salaries for fiscal 2007 for our named executive officers are set forth below in the summary compensation table. At their most recent annual reviews, the Compensation Committee set Mr. Grace's base salary for fiscal 2008 at $399,300, Mr. Cooper's base salary at $338,250 and Mr. Swank's base salary at $293,150. In addition, the base salary for Paul Isabella, our new President and Chief Operating Officer, who began employment on November 19, 2007, was set at $440,000 for fiscal 2008 based on his industry experience, reputation, compensation levels of our other executives, and the comparative data contained in the Lyons, Benenson & Company report.

Annual Cash Incentives

        The second element of our compensation program is an annual cash incentive bonus. Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to long-term shareholder returns (via increasing stock prices) comes from maximizing earnings and the potential of the Company. We believe these bonuses play a key role in enabling us to attract, retain and motivate our employees.

        Our employment agreement with our Chief Executive Officer entitles him to a bonus of up to 100% of his annual base salary based on the Company's achievement of established EBITDA targets, as described more fully below under "Potential Payments Upon Termination or Change-in-Control—Employment Contract—Robert R. Buck". Our other named executive officers were entitled to an annual bonus for fiscal 2007 pursuant to our management cash bonus plan described below.

        Under our management cash bonus plan, a base bonus amount is set for each participant. With respect to regional vice presidents and certain officers responsible for more than one region, 90% of the bonus is based on meeting an income before taxes target and 10% of the bonus is based on meeting a sales growth target. In each case, the targets are for the region or regions for which the officer is responsible. The full base bonus is paid if the participant achieves 100% of both targets. If the income before taxes target is not met at the 100% level, the participant's bonus with respect to that target will be pro rated on a straight line basis if the participant achieves a range of 85% to 100% of target, with no bonus paid at less than 85% of target. If the sales growth target is not met at the 100% level, the participant will not receive a bonus with respect to that target. The bonuses for our corporate named executive officers (other than the chief executive officer) are principally based on a Company-wide income before taxes target. In addition, each participant can receive an additional bonus if income before taxes exceeds 100% of target, up to an amount equal to 60% of the base bonus.

        For fiscal 2007, the Company achieved EBITDA of approximately $108 million compared to a target set for Mr. Buck of approximately $150 million. The Company's income before taxes was approximately $42 million compared to a target of approximately $96 million set for Mr. Grace and Mr. Cooper. Also for fiscal 2007, The Roof Center, one of the Company's subsidiaries, which Mr. Swank oversees, achieved income before income taxes of approximately $15 million compared to his target of approximately $26 million.

        Notwithstanding the terms of Mr. Buck's contract, the management cash bonus plan and the annual targets, the Compensation Committee retains full discretion to award discretionary bonuses to the Chief Executive Officer and others in light of the totality of the circumstances. The Compensation Committee considers the Chief Executive Officer's recommendations in determining discretionary cash awards for our other named executive officers. The Chief Executive Officer's recommendations are guided by his evaluation of the Company's actual financial performance compared with our performance goals and his assessment of the effectiveness of the individual and collective efforts of our executive officers in achieving the Company's business objectives. The Compensation Committee and the Chief Executive Officer also consider extraordinary efforts by executive officers in various projects or initiatives during the year.

        In October 2007, the Compensation Committee determined that our Chief Executive Officer and other named executive officers should receive discretionary bonuses for fiscal 2007, reflective of individual performance, leadership, experience, market conditions, the Company's performance and retention. These awards were less than what otherwise would have been earned by these executives if we had met our Company performance goals for 2007, as reflected in the Grants of Plan-Based Awards table. In accordance with the Compensation Committee's determination, Mr. Buck was awarded $180,250 of cash incentives for fiscal 2007, which represented 35% of his base fiscal 2007 salary, Mr. Grace $100,000 (representing 27.5% of his fiscal 2007 base salary), Mr. Cooper $80,500 (24.4%), and Mr. Swank $27,500 (9.6%).

        For fiscal 2008, Mr. Buck's bonus will continue to be subject to an EBITDA target, as set forth in his employment agreement, with an opportunity to earn a total bonus of up to $550,000. Mr. Grace and Mr. Cooper will be entitled to a base bonus based 50% on a Company-wide income before taxes target and 50% on specific management objectives assigned to them. Both Mr. Grace and Mr. Cooper are eligible to receive additional bonuses under the terms of the management cash bonus plan set forth above, with an opportunity to earn total bonuses of up to $239,580 and $188,640, respectively. Mr. Swank's bonus will be subject to the terms of the management cash bonus plan, with an opportunity to earn a total bonus of up to $90,240. Our new Chief Operating Officer, Paul Isabella, is entitled to a base bonus based 50% on a Company-wide income before taxes target and 50% on specific management objectives assigned to him, and is eligible to receive an additional bonus of $190,000 if the Company's income before taxes exceeds budget by 15% or more. Mr. Isabella's total annual bonus for fiscal 2008 cannot exceed $570,000 and will be prorated for the percentage of the year he is with the Company. Our board of directors establishes the annual pre-tax income and EBITDA targets based on market conditions and reasonable rates of expected annual growth.

Equity Compensation

        The third element of our compensation program is equity compensation. Equity compensation is intended to more closely align total compensation with the long-term financial interests of our shareholders. The equity compensation component of our compensation program is based upon awards of stock options.

        Since the Company's initial public offering, stock options have been granted at an exercise price equal to the closing price of the Company's common stock as reported by Nasdaq on the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. Stock option grants are made by the Compensation Committee. The Company and the Compensation Committee are seeking shareholder approval for certain amendments to the 2004 Stock Plan, in part to allow for grants of additional stock options in the future, as discussed under "Item 1".

        The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan, with an option to invest in Company stock and profit-sharing contributions when feasible, for all of its employees employed for at least ninety days.

        Our Compensation Committee administers our stock option plan. The purpose of the stock option plan is to advance the interests of the Company by:

  •
  providing directors, officers, employees and other eligible persons with additional incentives;

  •
  encouraging stock ownership by eligible persons;

  •
  increasing the proprietary interests of eligible persons in the success of the Company;

  •
  encouraging eligible persons to remain with the Company or its affiliates; and

  •
  attracting new employees, officers or directors to the Company or its affiliates.

        In determining whether to grant options and how many options to grant to eligible persons under our stock option plan, consideration is given to each individual's past performance and contribution to the Company as well as that individual's expected ability to contribute to the Company in the future.

        In October 2006, the Compensation Committee authorized awards of options to our named executive officers and a number of other employees, relatively consistent with the number of options awarded in previous years. The awards to each of our named executive officers were as follows and each had an exercise price of $22.46, vest one-third annually starting on the first anniversary of the grant, and expire on the tenth anniversary of the date of grant:

  •
  Mr. Buck was granted options to acquire 40,000 common shares;

  •
  Mr. Grace was granted options to acquire 21,000 common shares;

  •
  Mr. Cooper was granted options to acquire 10,000 common shares; and

  •
  Mr. Swank was granted options to acquire 20,000 common shares.

        In October 2007, the Compensation Committee also authorized awards of options to our named executive officers and a number of other employees, relatively consistent with the number of options awarded in previous years. The awards to each of our named executive officers were as follows and each had an exercise price of $9.50, vest one-third annually starting on the first anniversary of the grant, and expire on the tenth anniversary of the date of grant:

  •
  Mr. Buck was granted options to acquire 30,000 common shares;

  •
  Mr. Grace was granted options to acquire 25,000 common shares;

  •
  Mr. Cooper was granted options to acquire 10,000 common shares; and

  •
  Mr. Swank was granted options to acquire 15,000 common shares.

        In addition, the Compensation Committee also authorized an award of options to Paul Isabella to acquire 45,000 common shares at the closing price ($8.04) on the date he began employment. These options have the same terms as the grants above.

Employment Agreements

        The Compensation Committee reviews and approves any employment agreement entered into with our senior executives. As mentioned above, we have entered into an employment agreement with Mr. Buck. The agreement provides Mr. Buck with what the Compensation Committee believes to be an appropriate base salary and target maximum bonus. This employment agreement is described in detail under "Potential Payments Upon Termination or Change-in-Control—Employment Contract—Robert R. Buck."

Stock Ownership Guidelines

        We do not have a formal policy regarding minimum stock ownership requirements for our named executive officers. We encourage ownership through option grants and with an option to invest in the Company's stock in our 401(k) plan.

Retirement Plans

        We sponsor a defined contribution 401(k) plan, which covers substantially all of our U.S. employees, including our named executive officers. We currently provide a match of 50% of participants' before-tax contributions up to 3% of eligible compensation. During fiscal 2007, we contributed a match of $8,796 for Mr. Buck, $8,437 for Mr. Grace, $5,513 for Mr. Cooper, and $7,082 for Mr. Swank. Additional annual profit-sharing contributions may be made at the discretion of the board of directors. Total Company profit-sharing contributions of approximately $2.4 million were made for fiscal 2007 and allocated to participants' accounts based on a formula that considers a participant's compensation below and above the social security taxable base, up to certain IRS limits ($220,000 for fiscal 2007).

        Our named executive officers do not participate in any special or separate executive retirement plans. We consider our 401(k) plan to be an important factor in our ability to hire, retain and motivate our employees by providing an added measure of financial security for our employees.

Perquisites

        We have no formal perquisites program. Personal benefits may be provided from time to time when we determine that such personal benefits are a useful part of an executive's compensation package. Specifically, we have agreed to provide each of the named executive officers with a monthly auto allowance of $1,000 and reimbursement of their fuel costs.

Tax Deductibility of Compensation

        Section 162(m) of the Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer and other specified officers, unless, in addition to other requirements, the compensation qualifies as performance based compensation. The Company is currently entitled to a deduction in connection with options exercised under our stock option plan by such executive officers. The deductibility for future grants will continue if our Amended and Restated 2004 Stock Plan is approved by shareholders at our 2008 annual meeting of shareholders. The Compensation Committee will continue to consider Section 162(m) implications in making compensation recommendations and in designing compensation programs for our named executive officers. However, the Compensation Committee reserves the right to pay non-deductible compensation if it determines that to be in our best interests and in the best interests of our stockholders.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the "Compensation Disclosure and Analysis" section of this proxy statement with management, including our Chief Executive Officer, Chief Financial Officer and General Counsel. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the "Compensation Discussion and Analysis" section be included in this proxy statement.

James J. Gaffney, Chairman                        Stuart A. Randle                        Wilson B. Sexton

Executive Compensation

        The following table sets forth all compensation earned during the fiscal year ended September 30, 2007, by each person who served as our Chief Executive Officer and our Chief Financial Officer during the year, and by our other executive officers who were serving as executive officers at the end of the fiscal year, collectively referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert R. Buck Chairman & Chief Executive Officer	2007	515,000	180,250	234,536	36,310	966,096
David R. Grace Senior Vice President, Chief Financial Officer	2007	363,000	100,000	184,578	33,972	681,550
Ross D. Cooper Senior Vice President, General Counsel and Secretary	2007	330,000	80,500	117,930	19,287	547,717
C. Eric Swank Senior Vice President	2007	286,000	27,500	126,668	44,630	484,798

(1)
The bonus amounts disclosed above for fiscal 2007 were paid during the first quarter of fiscal 2008.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes with respect to stock options for fiscal 2007, in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payments" ("SFAS 123R"). Amounts therefore include expense related to stock options granted in and prior to fiscal 2007, as applicable, disregarding estimates of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are included in Note 2 of our audited financial statements included in our Annual Report on Form 10-K for fiscal 2007.

(3)
Includes Company matching and profit-sharing contributions to the 401(k) plan, auto allowances and fuel cost reimbursements. For Mr. Swank, also includes the value of a Company-sponsored trip for certain employees and customers of The Roof Center, the Company's mid-Atlantic region.

        The following table sets forth the individual grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2007.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Awards: Securities Underlying Options (b) (#)
						Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert R. Buck	October 24, 2006	0	257,500	515,000	40,000	22.46	413,048
David R. Grace	October 24, 2006	121,550	143,000	217,800	21,000	22.46	216,850
Ross D. Cooper	October 24, 2006	97,750	115,000	198,000	10,000	22.46	103,262
C. Eric Swank	October 24, 2006	46,750	55,000	88,000	20,000	22.46	206,524

(a)
The non-equity incentive plan awards above were based on Company-wide EBITDA for Mr. Buck, primarily Company-wide income before taxes for Mr. Grace and Mr. Cooper, and primarily The Roof Center's income before taxes for Mr. Swank. The thresholds were not met and therefore these payments were not made. However, discretionary bonus amounts were awarded as described above under "Annual Cash Incentives."

(b)
These options vest (i.e., become exercisable) in three equal parts on the first, second and third anniversaries of the grant date and expire ten years from the date of grant.

        The following table sets forth details of all of the outstanding equity awards of the named executive officers as of September 30, 2007:

Outstanding Equity Awards at Fiscal Year-End(1)

Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert R. Buck	462,366 12,500 0	0 25,000 40,000	2.33 18.64 22.46	October 20, 2013 November 2, 2015 October 24, 2016
David R. Grace	71,663 75,075 41,633 22,000 7,000 0	0 0 0 11,000 14,000 21,000	1.34 1.87 2.33 11.87 18.64 24.46	March 1, 2012 January 3, 2013 January 20, 2014 November 4, 2014 November 2, 2015 October 24, 2016
Ross D. Cooper	8,334 0	16,666 10,000	22.167 22.46	July 5, 2016 October 24, 2016
C. Eric Swank	6,000 5,500 0	3,000 11,000 20,000	11.87 18.64 22.46	November 4, 2014 November 2, 2015 October 24, 2016

(1)
All options were granted on the date which is ten years prior to the expiration date for such grants. All options vest in three equal parts on the first, second and third anniversary of the date of grant.

        No stock options were exercised by our named executive officers during the fiscal year ended September 30, 2007.

Potential Payments Upon Termination or Change-in-Control

Employment Contract

  Robert R. Buck

        On October 25, 2007, we extended the employment agreement with Robert Buck, our Chairman and CEO, through November 30, 2008. It provides for a base salary of $550,000 for fiscal year 2008. Our board reviews his base salary each year. Mr. Buck's base salary for 2007 had been set by the board at $515,000.

        Mr. Buck's employment agreement also entitles him to an annual bonus of up to 100% of base salary, depending on whether we reach the performance target that the board sets near the beginning of each fiscal year. The performance target for fiscal 2007 was based on EBITDA and will be based on EBITDA for fiscal 2008. The bonus varies from 0% of base salary (if we achieve 85% or less of the target for that fiscal year) to 100% of base salary (if we achieve 115% or more of the target for that year). In between 85% of the target and 115% of the target, the bonus varies on a straight line basis. Mr. Buck may receive discretionary incentive payments if the Compensation Committee determines that his individual performance and/or market conditions justify such payments.

        Mr. Buck also receives a $1,000 per month car allowance and reimbursement of fuel costs. Under his employment agreement, Mr. Buck is entitled to severance equal to 12 months base salary if we terminate his employment without cause, or if we are not willing to renew his employment agreement at the end of the term. The employment agreement limits Mr. Buck's ability to compete with us for 18 months after his employment ends. If Mr. Buck's employment was terminated without cause on September 30, 2007, he would have received severance of $515,000.

Stock Option Agreements

        Pursuant to stock option agreements with our named executive officers, all of their outstanding stock options will vest upon death or disability and in the event of a change in control. Based on the price of the Company's stock of $10.22 as of September 30, 2007, there would have been no value of unvested stock options as of that date.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2007, the Compensation Committee of our board of directors was comprised of James Gaffney, Stuart Randle and Wilson Sexton. None of the members of the compensation committee is an officer, employee or former officer or employee of the Company or any of our subsidiaries.

Compensation of Directors

        The following table provides compensation information for the year ended September 30, 2007 for each of our non-employee directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
H. Arthur Bellows, Jr.	57,500	97,656	155,156
James J. Gaffney	60,500	97,656	158,156
Peter M. Gotsch	49,500	97,656	147,156
Andrew R. Logie	29,167	49,898	79,065
Stuart A. Randle	50,500	177,241	227,741
Wilson B. Sexton	50,500	97,656	148,156

(1)
Amounts represent expense recognized for financial statement reporting purposes with respect to all outstanding stock options for fiscal 2007 in accordance with SFAS 123R. Please refer to Note 2 of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2007 regarding assumptions underlying valuation of equity awards. These dollar amounts include amounts from awards granted in and prior to fiscal 2007.

(2)
Messrs. Bellows, Gaffney, Gotsch, Logie, Randle and Sexton were each awarded 11,250 options at an exercise price of $16.63 in fiscal 2007 with a grant date fair value of $85,170. Options vest on the first anniversary of the dates of the grants. At September 30, 2007, the aggregate number of option awards outstanding for each non-employee director was as follows: Mr. Bellows 63,750; Mr. Gaffney 63,750; Mr. Gotsch 22,500; Mr. Logie 11,250; Mr. Randle 41,250; and Mr. Sexton 63,750.

        Independent members of the board of directors receive an annual retainer of $35,000. All independent directors are also entitled to receive $1,500 for each board meeting attended ($1,000 if via conference call) and $1,000 for each committee meeting attended ($750 if via conference call). The chairman of each of the audit committee and compensation committee is entitled to receive an additional $10,000 per year. All fees may be paid in cash or shares of stock, at the choice of the director.

        In addition, upon election to the board, each independent director will receive a one-time grant of an option exercisable for 30,000 shares of our common stock. Upon reelection, independent directors will also receive an annual grant of an option exercisable for 11,250 shares. All options become exercisable one year after the date of grant. Exercise prices will be set at fair market value at the date of grant. During fiscal 2007, each of our independent directors received grants of options exercisable for 11,250 shares.

        We reimburse members of our board of directors for any out-of-pocket expenses they incur in connection with services provided as directors.

        Directors who are employees of the Company do not receive compensation for their services as directors.

CORPORATE GOVERNANCE

        We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. We are following the requirements of the Sarbanes-Oxley Act and SEC rules as they relate to us.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

        We have adopted the Beacon Roofing Supply, Inc. Code of Conduct, a code of ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Corporate Controller, and any other persons performing similar functions. This code of conduct is available on our website at www.beaconroofingsupply.com. If we make any substantive amendments to this code of conduct or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Controller, or any other persons performing similar functions, we will disclose the nature of such amendment or waiver on our website within four business days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a summary of certain agreements and transactions among related parties and us.

        William Logie, son of our director Andrew R. Logie, was employed by us during a portion of fiscal 2007. His fiscal 2007 compensation totaled $34,571, prior to his leaving the Company in December 2006, and he also earned $152,734 upon the exercise of options in fiscal 2007.

        We currently lease three buildings for $0.6 million per year from a limited liability company in which Andrew R. Logie is a member. We believe that the terms of these leases approximate those we would negotiate in arms-length transactions with unrelated third parties.

POLICIES AND PROCEDURES WITH RESPECT
TO TRANSACTIONS WITH RELATED PERSONS

        Pursuant to its Charter, our Audit Committee has the responsibility for review and approval of transactions with related persons. Pursuant to the Company's written policy on review and approval of agreements, all transactions with related persons must be submitted for review and approval of the Audit Committee. No new related-person transactions required Audit Committee review and approval under the policy since the beginning of our last fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP, independent registered public accounting firm, has been our auditor since 1997 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. It is expected that a representative of such firm will (i) attend the 2008 annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

OTHER BUSINESS

        The board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

        A copy of our annual report on Form 10-K for the fiscal year ended September 30, 2007, including the financial statements and schedules but excluding certain exhibits, will be made available without charge to interested shareholders upon written request to us.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        Shareholders interested in presenting a proposal for consideration at our 2009 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than September 2, 2008. In accordance with our Bylaws, any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to us no earlier than October 9, 2008 and no later than November 9, 2008, or such proposal will be considered untimely. This notice must contain the information required by our Bylaws.

                      By Order of the Board of Directors

                      ROSS D. COOPER,                       Secretary
                      Herndon, Virginia
                      January 7, 2008

Appendix A

THIS DOCUMENT CONSTITUTES PART OF A SECTION 10(a) PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933.

BEACON ROOFING SUPPLY, INC.

2004 STOCK PLAN

As Amended and Restated Effective October 22, 2007

Section 1.    Purpose.

        The purpose of the Beacon Roofing Supply, Inc. 2004 Stock Plan (the "Plan") is to attract and retain outstanding individuals as Key Employees and Directors of Beacon Roofing Supply, Inc. (the "Company") and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees and Directors, and to provide such Key Employees and Directors with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees and Directors with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards of Stock Options and Stock Awards. The Plan was initially approved by the stockholders of the Company and became effective on August 17, 2004. The Plan is hereby amended and restated, effective as of October 22, 2007, subject to approval by the stockholders of the Company at the Company's annual meeting of stockholders to be held on February 7, 2008. All references to the "Plan" shall be to the Plan as amended and restated effective as of October 22, 2007, as described herein.

Section 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        2.1   "Award" means any award or benefit granted under the Plan, which shall be either a Stock Option or a Stock Award.

        2.2   "Award Agreement" means, as applicable, a Stock Option Agreement, or Stock Award Agreement evidencing an Award granted under the Plan.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Change in Control" has the meaning set forth in Section 7.2 of the Plan.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6   "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

        2.7   "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

        2.8   "Company" means Beacon Roofing Supply, Inc., a Delaware corporation.

        2.9   "Director" means a director of the Company.

        2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        2.11 "Fair Market Value" means the closing price of the Common Stock on the NASDAQ Global Select Market (as reported in The Wall Street Journal).

        2.12 "Incentive Stock Option" or "ISO" means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

        2.13 "Key Employee" means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

        2.14 "Non-Qualified Stock Option" or "NSO" means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

        2.15 "Participant" means a Key Employee or Director selected to receive an Award under the Plan.

        2.16 "Plan" means the Beacon Roofing Supply, Inc. 2004 Stock Plan.

        2.17 "Stock Award" means a grant of shares of Common Stock under Section 6 of the Plan.

        2.18 "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

        2.19 "Subsidiary" means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.    Administration.

        3.1    The Board.

        The Plan shall be administered by the Board, except that the Board may delegate administration to the Committee to the extent that the Committee is comprised of at least two members of the Board who satisfy the "non-employee director" definition set forth in Rule 16b-3 under the Exchange Act and the "outside director" definition under Section 162(m) of the Code and the regulations thereunder. For purposes of the Plan, the term "Board" shall refer to the Board or, to the extent such authority has been delegated to the Committee, the Committee (except with respect to actions taken under Section 11.1, which will require action of the full Board and which may not be delegated.)

        3.2    Authority of the Board.

          (a)   The Board, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

          (b)   The Board may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be "covered employees" as defined in Section 162(m) of the Code, or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed.

          (c)   The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

          (d)   No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company's Certificate of Incorporation and By-Laws.

        3.3    Award Agreements.

        Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant's entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant's employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4.    Shares of Common Stock Subject to Plan.

        4.1    Total Number of Shares.

        The total number of shares of Common Stock that may be issued under the Plan shall be 5,050,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan. The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall once again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock subject to an Award may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

        4.2    Shares Under Awards.

        Of the 5,050,000 shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

          (a)   The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 500,000 except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 1,000,000.

          (b)   The maximum number of shares of Common Stock that may be subject to Incentive Stock Options is 5,050,000.

          (c)   The maximum number of shares of Common Stock that may be used for Stock Awards is 5,050,000.

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

        4.3    Adjustment.

        In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of other Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

Section 5.    Grants of Stock Options.

        5.1    Grant.

        Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be ISOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

        5.2    Stock Option Agreement.

        The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan.

        5.3    Exercise Price and Exercise Period.

        With respect to each Stock Option granted to a Participant:

          (a)   The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

          (b)   Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

          (c)   Except as provided in the Stock Option Agreement, each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

        5.4    Required Terms and Conditions of ISOs.

        In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

          (a)   The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

          (b)   Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

          (c)   No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by stockholders of the Company.

        5.5    Exercise of Stock Options.

          (a)   A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

          (b)   The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

              (i)  in cash;

             (ii)  in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

            (iii)  by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

            (iv)  by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

          (c)   The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 8(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law.

Section 6.    Stock Awards.

        6.1    Grant.

        The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

        6.2    Stock Award Agreement.

        Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

          (a)   Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

          (b)   The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant's termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

          (c)   The Board may, in its discretion, establish as restrictions on the shares of Common Stock performance goals that qualify the Stock Award as "performance-based compensation" within the meaning of Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) return on equity; (ii) earnings or earnings per share; (iii) Common Stock price; (iv) return on assets; (v) return on investment; (vi) cash flow; (vii) net income; (viii) expense management; or (ix) revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. With respect to each performance period, the Board shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Stock Award Agreement.

          (d)   The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company's transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

          (e)   Subject to the provisions of subsection (b) hereof and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

Section 7.    Change in Control.

        7.1    Effect of Change in Control.

          (a)   Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 7.2): (i) all outstanding Awards shall become fully exercisable; (ii) all restrictions applicable to all Awards shall terminate or lapse; and (iii) performance goals applicable to any Stock Awards shall be deemed satisfied at the highest target, as applicable, in order that Participants may fully realize the benefits thereunder.

          (b)   In addition to the Board's authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

        7.2    Definition of Change in Control.

        "Change in Control" shall mean the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

          (a)   Any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

          (b)   The Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's outstanding securities entitled to vote generally in the election of directors;

          (c)   The Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company's outstanding securities entitled to vote generally in the election of directors; or

          (d)   During any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 8.    Payment of Taxes.

        In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

          (a)   in cash;

          (b)   in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

          (c)   by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

          (d)   by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

          (e)   by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 9.    Postponement.

        The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

          (a)   to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

          (b)   to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

          (c)   to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant's successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 10.    Nontransferability.

        Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

          (a)   by will or by the laws of descent and distribution;

          (b)   pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

          (c)   as permitted by the Board with respect to a NSO transferable by the Participant during his lifetime.

In each case, the terms and conditions applicable to the transferability of the Award shall be established by the Board.

Section 11.    Termination or Amendment of Plan and Award Agreements.

        11.1    Termination or Amendment of Plan.

          (a)   Except as described in (b) below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

          (b)   Notwithstanding the foregoing, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options.

          (c)   The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

        11.2    Amendment of Award Agreements.

        The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

Section 12.    No Contract of Employment.

        Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 13.    Applicable Law.

        All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 14.    Effective Date and Term of Plan.

        14.1    Effective Date.

          (a)   The Plan as amended and restated has been adopted by the Board and is effective as of October 22, 2007, subject to the approval of the Plan by the stockholders of the Company at the Company's annual meeting of stockholders held on February 7, 2008 and any adjournment or postponement thereof.

          (b)   In the event the Plan is not approved by stockholders at the Company's 2008 annual meeting, (i) the Plan as amended and restated shall have no effect; (ii) the terms of the Plan as in effect immediately prior to the amendment and restatement shall remain in effect and, to the extent permitted under those terms, shall apply to all Awards granted on or after October 22, 2007; and (iii) any Awards granted on or after October 22, 2007 not permitted under the terms of the Plan as in effect immediately prior to the amendment and restatement shall be cancelled.

        14.2    Term of Plan.

        Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan's effective date as determined in Section 14.1 above.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

X PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. X

A.    Proposal—THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SET FORTH BELOW.

1.	Approval of the Company's Amended and Restated 2004 Stock Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To elect the following nominees to serve until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified.
	01—Robert R. Buck	02—H. Arthur Bellows, Jr.	03—James J. Gaffney
	04—Peter M. Gotsch	05—Andrew R. Logie	06—Stuart A. Randle
07—Wilson B. Sexton
	☐	Mark here to vote FOR all nominees
	☐	Mark here to WITHHOLD vote from all nominees
	☐	For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐	06 ☐	07 ☐
3.	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        The undersigned hereby acknowledges receipt of (i) the Company's 2007 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated January 7, 2008. The proxy statement and annual report to shareholders are also available to be viewed and downloaded on the internet at www.investorvote.com/BECN, although no online voting is available.

B.    Non-Voting Items

Change of address—Please print your new address below.	Comments—Please print your comments below.

C.    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

X PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. X

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Proxy—Beacon Roofing Supply, Inc.

One Lakeland Park Drive
Peabody, Massachusetts 01960

PROXY FOR COMMON STOCK
2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert R. Buck and David R. Grace, and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $.01, of BEACON ROOFING SUPPLY, INC., a Delaware corporation (the "Company"), the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders of the Company to be held at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 on Thursday, February 7, 2008 at 11:30am local time, and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Please vote, date and sign this proxy on the other side and return promptly in the enclosed envelope.

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
STOCK OWNERSHIP
SUMMARY OF BUSINESS MATTERS TO BE VOTED ON
MANAGEMENT AND THE BOARD OF DIRECTORS
BOARD OF DIRECTORS' MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS
AUDIT COMMITTEE MATTERS
INFORMATION ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
  Appendix A